                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Comtech Telecommunications Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                       Comtech Telecommunications Corp.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                    COMTECH
                            TELECOMMUNICATIONS CORP.


                                105 Baylis Road
                           Melville, New York  11747



                                             November 7, 1995



Dear Stockholder:

     On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders of Comtech Telecommunications Corp. The meeting will be held at 10:00 a.m. on December 19, 1995 at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York 11747 for the purpose of electing two directors and approving the selection of the Company's auditors for the fiscal year ending July 31, 1996. Copies of the Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card are enclosed.

     IT IS IMPORTANT THAT YOUR SHARES ARE VOTED AT THIS MEETING, WHETHER OR NOT YOU ARE ABLE TO ATTEND IN PERSON. PLEASE BE CERTAIN, THEREFORE, TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.


                                             Sincerely,



                                             FRED KORNBERG
                                              Chairman, Chief
                                              Executive Officer
                                              and President

                                 COMTECH
                           TELECOMMUNICATIONS CORP.


                                105 Baylis Road
                           Melville, New York  11747


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               DECEMBER 19, 1995

          The Annual Meeting of Stockholders of COMTECH TELECOMMUNICATIONS CORP. (the "Company") will be held at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York 11747, on Tuesday, December 19, 1995 at 10:00 a.m., local time, for the following purposes:

     1.   To elect two directors;

     2.   To ratify the selection of auditors for the current fiscal year;

     3. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on November 1, 1995 will be entitled to notice of and to vote at the meeting.

                                    By Order of the Board of Directors,



                                    J. Preston Windus, Jr.
                                    Secretary



November 7, 1995



        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. ACCORDINGLY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOU CONVENIENCE.

                                    COMTECH
                            TELECOMMUNICATIONS CORP.

                                105 Baylis Road
                           Melville, New York  11747

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Comtech Telecommunications Corp. (the "Company") for use at the Company's Annual Meeting of Stockholders to be held on December 19, 1995. It may be revoked at any time before exercise by delivering a written notice of revocation to the Secretary of the Company, by executing a subsequent proxy and presenting it to the Secretary of the Company, or by attending the Annual Meeting and voting in person. The persons named in the enclosed proxy will vote the shares represented by it in accordance with the directions specified therein. If no directions are specified, the proxy will be voted for the nominees for election as directors and for each matter described herein.

     Only holders of record of the Company's Common Stock, par value $.10 (the "Common Stock"), at the close of business on November 1, 1995 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting, with each holder having one vote per share. As of the Record Date, a total of 2,605,344 shares of Common Stock were outstanding. It is anticipated that the mailing to Stockholders of this Proxy Statement and the enclosed proxy will commence by November 7, 1995.

     The presence, in person or by proxy, of the holders of record at the close of business on the Record Date of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast (i.e., the two nominees receiving the greatest number of votes will be elected as directors). The ratification of the selection of auditors will require the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote on such proposals.

     Abstentions and broker non-votes with respect to any proposal (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) will be counted for purposes of determining the presence or absence of a quorum. Abstentions also will be counted in determining the number of shares present and entitled to vote on such proposal, but broker non-votes are not counted as entitled to vote thereon.

           PRINCIPAL STOCKHOLDERS OF COMTECH TELECOMMUNICATIONS CORP.

     To the Company's knowledge, the following persons individually, or as a group, beneficially own more than 5% of the Company's outstanding Common Stock (its only outstanding class of voting securities) as of October 17, 1995:

                                        AMOUNT OF          PERCENT
                                        ---------          -------
     NAME OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP    OF CLASS
     ------------------------      --------------------    --------

Fred Kornberg ..................        153,000(1)           5.8%
105 Baylis Road
Melville, New York  11747

                                        AMOUNT OF          PERCENT
                                        ---------          -------
     NAME OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP    OF CLASS
     ------------------------      --------------------    --------

James A. Mitarotonda (2)........         50,000              1.9%
730 Fifth Avenue
New York, NY  10019


Edmund H. Shea, Jr. (2).........         83,528              3.2%
730 Fifth Avenue
New York, NY  10019
------------------------------------
(1) Includes 24,000 shares which Mr. Kornberg may acquire by the exercise of currently exercisable stock options and the 50,000 forfeitable shares Mr. Kornberg purchased as part of the extension and amendment in August 1992 of the agreement pursuant to which Mr. Kornberg is employed as the Company's Chief Executive Officer.

(2) According to a Schedule 13D filed with the Securities and Exchange Commission ("SEC") and the Company by Messrs. James A. Mitarotondo and Edmund H. Shea, Jr., each of such persons has sole power to vote and dispose of the number of shares set forth opposite his name, but may be deemed to constitute a "group" within the meaning of SEC Rule 13d-5(b) by virtue of their intention to consult with each other from time to time and exchange information concerning the Company and their respective investments in Company Common Stock.

                             ELECTION OF DIRECTORS

     Under the Company's Certificate of Incorporation, the Board of Directors is divided into three classes, with the number of directors in each class fixed by the Board of Directors, and with the term of office of one class expiring each year. There are presently six Board members, two in the class holding office until the Annual Meeting, two in the class holding office until the next succeeding Annual Meeting, and two in the class holding office until the second succeeding Annual Meeting.

     Certain information concerning the directors who are being nominated for reelection at the meeting and the incumbent directors whose terms of office continue after the Annual Meeting and executive officers of the Company named in the section "Executive Compensation" and all directors and executive officers as a group, is set forth below.

     While the Board of Directors has no reason to believe that either Messers Kornberg or Weiner will not be available as a candidate for election, should such a situation arise, the enclosed proxy may be voted for the election of another nominee or nominees in the discretion of the persons acting pursuant to the proxy.


                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                                     SHARES
                                                                       SERVED     BENEFICIALLY
                                                            FOR TERM    AS           OWNED       PERCENT
                                                            EXPIRING  DIRECTOR      OCTOBER        OF
NAME                    PRINCIPAL OCCUPATION           AGE     IN      SINCE        17, 1995(1)   CLASS
----                    --------------------           ---  --------  --------      --------     -------
Fred Kornberg (2)       Chairman, Chief                59   3 years     1971         153,000       5.8%
                        Executive Officer &
                        President of the
                        Company

Sol S. Weiner (3)(4)    President, Sol S.              76   3 years     1980          20,000        *
                        Weiner Investments,
                        Inc.

  INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING
                        AND CERTAIN EXECUTIVE OFFICERS

                                                                                     SHARES
                                                                       SERVED     BENEFICIALLY
                                                            FOR TERM    AS           OWNED       PERCENT
                                                            EXPIRING  DIRECTOR      OCTOBER        OF
NAME                      PRINCIPAL OCCUPATION         AGE     IN      SINCE        17, 1995(1)   CLASS
----                      --------------------         ---  --------  --------      --------     -------

George Bugliarello (3)(4)    Chancellor,                68  2 years      1977         16,400         *
                             Polytechnic
                             University

Richard L. Goldberg (2)      Partner,                   59  2 years      1983          5,000         *
                             Proskauer Rose
                             Goetz & Mendelsohn

Gerard R. Nocita (3)(2)      Treasurer, Village         59  1 year       1993         15,000         *
                             of Patchogue

John B. Payne (4)            President and CEO          60  1 year       1993          7,500         *
                             of Nucomm, Inc.

Richard L. Burt              Vice President;            54     --         --          17,371         *
                             President of
                             Comtech Systems,
                             Inc.

Glenn F. Higgins             Vice President;            61     --         --           8,500         *
                             President of
                             Comtech Antenna
                             Systems, Inc.

Michael D. Javits            Vice President             58     --         --          15,160         *
                             President of
                             Comtech
                             Government
                             Systems, a Division
                             of Comtech
                             Microwave
                             Products Corp.

J. Preston Windus, Jr.       Vice President; Chief      52     --         --           4,000       *
                             Financial Officer and
                             Secretary, President
                             of Comtech
                             Microwave Products
                             Corp.


All present directors and                                          --        --       261,931     9.8%
officers (10 persons)
------------------------------------

*    Less than one percent

(1) Includes the following shares of Common Stock with respect to which such persons have the right to acquire beneficial ownership within sixty days from such date: Dr. Bugliarello 3,000 shares; Mr. Goldberg 3,000 shares; Mr. Kornberg 24,000 shares; Mr Weiner 3,000 shares; Mr. Burt 12,440 shares; Mr. Higgins 8,400 shares; Mr. Javits 6,040 shares; Mr. Nocita 3,000 shares; Dr. Payne 3,000 shares; Mr. Windus 4,000 shares; and all directors and officers as a group 69,880 shares. These respective shares were deemed to be outstanding for purposes of calculating the respective percentages owned.
(2)  Member of Executive Committee.
(3)  Member of Audit Committee.
(4)  Member of Executive Compensation Committee.

     Dr. Bugliarello has been Chancellor of Polytechnic University since 1994 and was President of the University since 1978. He is also a director of Long Island Lighting Company and Symbol Technologies, Inc.

     Mr. Goldberg has been a partner since January 1990 in the law firm of Proskauer Rose Goetz & Mendelsohn, which renders legal services to the Company. Prior to that, Mr. Goldberg had been a partner in the law firm of Botein Hays & Sklar since 1966. He is also a director of Anthony Industries, Inc.

     Mr. Kornberg has been Chief Executive Officer and President of the Company for more than the past five years.

     Mr. Nocita is Treasurer of the Incorporated Village of Patchogue. Previously, he was affiliated with the Company since its inception in 1967 until his retirement in 1993. He had been Treasurer of the Company since 1987 and Vice President and Secretary since 1990.

     Dr. Payne has been President and CEO of Nucomm, Inc. since 1990. Nucomm, Inc. produces products for satellite news gathering services. From 1973 through 1990 he had been President and CEO of Communications Technologies, Inc.


     Mr. Weiner is President of Sol S. Weiner Investments, Inc. Previously he was Managing Director of Stenhouse, Weiner, Sherman, Ltd., commodity pool managers, from 1982 to 1994. He is also a director of Anthony Industries, Inc.

     During the past fiscal year, the Audit Committee of the Board of Directors held four meetings. The functions of the Committee include recommending to the Board the engagement of independent auditors, directing investigations into matters relating to audit functions, reviewing the plan and results of audits with the Company's auditors, reviewing the Company's internal accounting controls and approving services to be performed by the Company's auditors and related fees.

     The Executive Compensation Committee of the Board of Directors considers and authorizes remuneration arrangements for senior management; the Committee also constitutes the Stock Option Committee of the Board of Directors, which administers the Company's Incentive Stock Option Plans. The Committee held three meetings during the past fiscal year.

     The Executive Committee of the Board of Directors did not hold any meetings during the past fiscal year. Except as limited by law, the Executive Committee has the authority to act upon all matters requiring Board approval.

     The Board of Directors has no Nominating Committee.

     The Board of Directors held five meetings during the past fiscal year.

                             SELECTION OF AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP as the Company's auditors for the current fiscal year, subject to ratification by the stockholders. If the stockholders do not ratify such selection, it will be reconsidered by the Board. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement, should they so desire, and to be available to respond to appropriate questions.

     The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon will be required to ratify the selection of KPMG Peat Marwick LLP as the Company's auditors for the current fiscal year.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS.

                             EXECUTIVE COMPENSATION

 SUMMARY COMPENSATION TABLE FOR THE FISCAL YEARS ENDED JULY 31, 1995, 1994 AND
                                      1993

                                                                                 LONG TERM COMPENSATION
                                                                                 ----------------------
                                              Annual Compensation                                 Restricted
Name and                   Fiscal     --------------------------------------        Options         Stock
Principal Postion           Year      Salary         Bonus          Other(1)    (No. of Shares)     Awards
-----------------          ------     ------         -----          --------    ---------------   ----------
Fred Kornberg(2)           1995      $185,000           -                *               -             -
Chairman, Chief            1994       185,000           -           $ 43,542             -             -
Executive Officer          1993       174,578       $14,790           36,664             -        $187,500(3)
and President

J. Preston Windus, Jr.(4)  1995       100,000           -                *            15,000           -
Vice President and         1994       100,000           -                *            15,000           -
Chief Financial            1993           -             -                -               -             -
Officer, President
of Comtech Microwave
Products Corp.

Richard L. Burt(4)         1995       115,000           -                -             4,960           -
Vice President,            1994       115,000           -                -            15,000           -
President of Comtech       1993       105,000        35,000              -               -             -
Systems, Inc.

Glenn F. Higgins(4)        1995        96,425           -             11,511           2,500           -
Vice President,            1994        95,000           -                *             8,000           -
President of Comtech       1993        90,000        17,000              *             2,000           -
Antenna Systems, Inc.

Michael D. Javits(4)       1995       $95,000           -               -                -             -
Vice President,            1994        95,000           -               *                -             -
President of               1993        95,000         3,000             -                -             -
Comtech Government
Systems, a Division
of Comtech Microwave
Products Corp.

---------------------------------------
*    Less than 10% of the total salary and bonus reported for such officer.

(1) Mr. Kornberg's amounts in fiscal 1994 and 1993 consist of an automobile allowance and accrued vacation and sick days not used. With respect to Mr. Higgins, the amount in fiscal 1995 represents payments for unused accrued vacation and sick days and an automobile allowance.

(2) Mr. Kornberg is employed pursuant to an agreement which was amended and restated in August 1992 for the purpose of, among other things, extending his employment for an additional five years. As so amended, the agreement provides, among other things, for his employment until August 1997 at a current basic compensation rate of $185,000 per annum and incentive compensation, not to exceed his basic compensation, equal to 1% of the Company's pre-tax income plus such additional amounts as the Board of Directors may from time to time determine. Fifty percent of any such incentive compensation is payable to Mr. Kornberg in the November following the fiscal year to which such compensation relates, an additional 25% is payable on the first anniversary of the initial 50% payment, and the final 25% is payable on the second anniversary of the initial payment. If Mr. Kornberg voluntarily terminates his employment with the Company other than after a Change in Control (as defined in his employment agreement), or if the Company terminates his employment due to disability or for cause, he will forfeit his right to receive accrued but unpaid incentive compensation. If a Change in Control of the Company occurs, Mr. Kornberg is entitled to terminate his employment and receive a lump sum payment (subject to possible adjustments to avoid the characterization of the payment as excess parachute payments and the consequent imposition of taxes under Section 4999 of the Internal Revenue Code of 1986) equal to the sum of (i) his then basic compensation for the balance of the employment period or three times his basic compensation, whichever is greater, (ii) accrued but unpaid incentive compensation with respect to prior fiscal years and
     (iii) if he so elects, the market value less the applicable exercise price, of any stock option then held by him. The aggregate of (i), (ii) and
     (iii), as of October 17, 1995, would have been $581,228. Mr. Kornberg would also be entitled to receive benefits under the Company's benefit plans, or substantially equal benefits, for the remainder of the employment period.

(3) Pursuant to his amended employment agreement and after stockholder approval, Mr. Kornberg purchased 50,000 forfeitable shares of the Company's Common Stock at a price of $.50 per share. The closing sale price of the Common Stock on August 20, 1992, the date the Company and Mr. Kornberg contracted for the sale and purchase of such shares, was $4.25. The shares are subject to forfeiture in full if Mr. Kornberg voluntarily terminates his employment prior to August 1997 (except after a Change in Control as defined in the employment agreement) or if the Company terminates his employment for Cause (as defined in the employment agreement). If dividends were to be declared on the Company's Common Stock, these shares which constitute the aggregate restricted stock holdings of Mr. Kornberg, would be entitled to receive such dividends along with all other outstanding shares.

(4) Mr. Windus, Mr. Burt and Mr. Higgins are eligible to receive, in addition to their respective base compensation amounts, incentive compensation of up to 2.5% of the relevant subsidiary's pre-tax profits and Mr. Javits is eligible to receive up to 15% of his base compensation, based principally upon the attainment of various goals. These goals which may include target levels of sales, pre-tax profits, customer orders or cash flow, are developed by senior management and submitted to the Executive Compensation Committee for annual approval.

              OPTION GRANTS IN THE FISCAL YEAR ENDED JULY 31, 1995

                           OPTIONS                 EXERCISE   EXPIRATION
NAME                      GRANTED(1)  % OF TOTAL   PRICE (2)     DATE
----                      ----------  -----------  ---------  ----------
Fred Kornberg                 -            -           -          -

J. Preston Windus, Jr.      7,500       17.26%       $2.63     01/18/05
                            7,500       17.26%        2.25     07/27/05
Richard L. Burt             2,460        5.66%        2.63     01/18/05
                            2,500        5.75%        2.25     07/27/05
Glenn F. Higgins            2,500        5.75%        2.63     01/18/05
Michael D. Javits             -            -           -          -
-----------------------------

(1) One fifth of the options become exercisable on the first anniversary of the date of grant, and on each of the second through fifth anniversaries thereafter.

(2) The exercise price is the market price on the date the options were granted.

         AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED JULY 31, 1995
                     AND OPTION VALUES AS OF JULY 31, 1995

                                                                                   VALUE OF UNEXERCISED
                           SHARES                 NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AT
                          ACQUIRED              OPTIONS AT JULY 31, 1995             JULY 31, 1995(1)
                             ON      VALUE    -----------------------------   -----------------------------
NAME                      EXERCISE  REALIZED  EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
----                      --------  --------  -----------------------------
Fred Kornberg                    -         -     24,000                -        $     -           $    -
J. Preston Windus, Jr.           -         -      3,000           27,000              -                -
Richard L. Burt                  -         -     11,440           18,560              -                -
Glenn F. Higgins                 -         -      7,400           10,100              -                -
Michael D. Javits                -         -      6,040                -              -                -
-----------------------------

(1) "In-the-Money Options" would be options outstanding at the end of the last fiscal year for which the fair market value of the Common Stock on such date ($2.25) exceeded the exercise price of the options.

COMPENSATION OF DIRECTORS

  Directors who are not salaried officers of the Company receive an annual retainer of $8,000, plus $500 for each Board meeting attended by them (up to an additional $2,000 per annum). Under the Stock Option Plan, each director who is not already an officer or other employee of the Company will receive options to purchase 1,000 shares of Common Stock on each August 1st during the term of the Plan. The exercise price of all such options is equal to the stock's fair market value on such date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In December 1991, the Company entered into a lease for its facilities in Melville, New York with a partnership controlled by the Company's Chairman and Chief Executive Officer. The lease, as amended, provides for the Company's exclusive use of the premises as they now exist for an initial term of ten years. The Company has the option to extend the term of the lease for an additional ten-year period, and a right of first refusal in the event of a sale of the facility. The annual rental under the lease ($403,000 in fiscal 1995) is subject to adjustments.

     In September 1988, the Company sold and simultaneously leased back its St. Cloud, Florida facility for $600,000. The buyer/lessor is a partnership in which J. Preston Windus, Jr., Vice President, Secretary and CFO of the Company, is a general partner. The annual rental under the lease ($177,000 in fiscal
1995) is subject to adjustments.

     As part of the terms of his employment and in connection with his relocation from Arizona, the Company made loans to Mr. Windus during fiscal 1994 and 1995 totaling $120,000. The loans bear interest at the same rate as the Company earns on its investments and are payable in installments through June 1996.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented at the meeting. If other matters do come before the meeting, the persons acting pursuant to the proxy will vote on them in their discretion.

     Proxies may be solicited by mail, telephone, telegram, and personally by directors, officers and other employees of the Company. The cost of soliciting proxies will be borne by the Company.

     Certain information regarding the Company's executive officers has been omitted from this Proxy Statement in accordance with applicable regulations because such information is set forth in the Company's Annual Report on Form 10-K for fiscal 1995.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, if any, to file with the securities and Exchange Commission ("SEC") reports of ownership, and reports of changes in ownership, of equity securities of the Company. Such persons are also required to furnish the Company with copies of all such reports that they file. Based solely on such reports and written representations of the Company's directors and executive officers, the Company believes that during the two fiscal year period ended July 31, 1995, the Company's executive officers and directors complied with all applicable Section 16(a) filing requirements, except that J. Preston Windus, Jr. inadvertently filed his initial report late. Such late report did not result in any transactions not being reported on a timely basis.

     Proposals of stockholders intended to be presented at next year's Annual Meeting must be received by the Company no later than July 11, 1996 to be included in the proxy material for such meeting.



Date:   November 7, 1995

                       COMTECH TELECOMMUNICATIONS CORP.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

  The undersigned hereby appoints Fred Kornberg and J. Preston Windus, Jr. and each of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Comtech Telecommunications Corp. (the "Company") to be held on December 19, 1995, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all share of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

  This proxy will be voted as specified and, unless otherwise specified in the spaces provided, this proxy will be voted FOR the election of directors and FOR the proposal referred to in item 2 hereon.



                        (To be Signed on Reverse Side.)

[X] Please mark your
    votes as in this
    example

                                      Nominees: Fred Kornberg
Proposal 1        FOR    WITHHELD               Sol S. Weiner
1. Election of    [_]      [_]
   Directors.

For nominees listed at right except
as marked to the contrary below.)


___________________________________

Proposal 2                              FOR    AGAINST  ABSTAIN
2. Approval of selection of KPMG Peat   [_]      [_]      [_]
   Marwick LLP as auditors.

This proxy will be voted or withheld from being voted in accordance with the instructions specified. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED FOR THE NOMINEES LISTED AT LEFT AND FOR APPROVAL OF PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.




_________________________    ___________________________   Dated: ______,1995
     PLEASE SIGN HERE        SIGNATURE (IF HELD JOINTLY)

NOTE: Please sign exactly as name appears hereon. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.